Execution Copy

		   AMENDMENT AND WAIVER AGREEMENT NO. 7
				   TO
	      AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


		AMENDMENT AND WAIVER
AGREEMENT NO. 7 (this "Amendment") dated July 26,
1999 to the Amended and Restated Revolving Credit
Agreement dated as of September 15, 1997 (as heretofore amended, and as may be further amended, restated, modified or supplemented from time to time, the "Credit
Agreement") among Jitney-Jungle Stores of America, Inc.,
Southern Jitney Jungle Company, McCarty-Holman Co.,
Inc., Jitney-Jungle Bakery, Inc., Pump and Save, Inc.,
Interstate Jitney Jungle Stores, Inc.("Interstate Jitney-
Jungle"), and Delchamps, Inc. ("Delchamps") (each a
"Borrower" and collectively, the "Borrowers"), the Guarantors named therein, the Lenders named therein and Fleet Capital Corporation, as Agent.

		WHEREAS, the Borrowers have entered
into a financing arrangement with Angelo, Gordon & Co., L.P., for itself and on behalf of certain affiliated funds and managed accounts (collectively, "AGC") whereby AGC has agreed to extend to the Borrowers a term loan in the amount of $50,000,000, secured by a second lien on certain assets of the Borrowers and the Guarantors (the
"Additional Facility").

		WHEREAS, as collateral security for the
Additional Facility the Borrowers and the Guarantors have granted a second lien (the "Second Lien") on certain of their property and assets to Silver Oak Capital, L.L.C., as agent (the "AGC Agent"), for the benefit of AGC, which lien is junior in all respects to the lien granted to the Agent for the benefit of the Lenders.

		WHEREAS, in connection with the
Additional Facility the Agent, on behalf of the Lenders, shall execute and deliver that certain Intercreditor
Agreement dated as of July 26, 1999 between the Agent and the AGC Agent(as amended, modified or supplemented from time to time, the "Intercreditor Agreement") substantially in the form of Exhibit A annexed hereto.

		WHEREAS, the Borrowers have requested
that the Lenders consent to the Additional Facility and the Second Lien, and waive certain provisions of the Credit
Agreement relating to the Additional Facility and the Second Lien as set forth herein.

		WHEREAS, the Borrowers have requested
that the Agent and the Lenders amend certain terms and provisions of the Credit Agreement.

		WHEREAS the Lenders are willing to
consent to the Additional Facility and the granting of the Second Lien and to amend and waive certain provisions of the Credit Agreement, as more fully described herein, on the terms and conditions hereof.

		NOW, THEREFORE, the Borrowers, the
Guarantors, the Lenders and the Agent hereby agree as follows:

1       SECTION CAPITALIZED TERMS
2
		Capitalized terms used herein and not
defined shall have the respective meanings assigned to such terms in the Credit Agreement.

1       SECTION AMENDMENTS TO THE CREDIT AGREEMENT
2
		The Credit Agreement shall be, and upon the fulfillment of all of the conditions set forth in Section 5 hereof is, amended as follows:

1.1             SECTION    The preamble of the Credit
Agreement is hereby amended by deleting the amount "$162,300,000" and substituting the amount
"$150,000,000" therefor.
1.2
1.3             SECTION    Schedule 2.01 is hereby
amended in its entirety by substituting Schedule 2.01
attached hereto therefore.
1.4
1.5             SECTION     The following definition is
hereby added in its proper alphabetical order to Article I of the Credit Agreement:
1.6
		"Acquisition Integration Costs" shall mean, an amount equal to $23,758,000, as identified as "Acquisition integration costs and other special charges" in the Borrowers' audited financial statements for the Fiscal Year ended January 2, 1999.

1.1             SECTION     The following definition is
hereby added in its proper alphabetical order to Article I of the Credit Agreement:
1.2
		"Alcohol and Gasoline Reserve" shall mean, at any time, an amount equal to the lesser of (x) the aggregate value, computed at the lower of cost (on a FIFO basis) and current market value of the Borrowers' inventory of gasoline and liquor and other alcoholic beverages and (y) $2,200,000 (as such amount may be reduced, by the Agent in its sole discretion, from time to time as a result of the sale of either a gas station in connection with the sale of a supermarket or a liquor store, in each case owned or leased by the Borrowers).

1.1             SECTION    The definition of "Applicable
Margin" as it appears in Article I of the Credit Agreement
is hereby amended in its entirety to read as follows:
1.2
		"Applicable Margin" shall mean in the case of Loans which are Base Rate Loans, one and one-quarter percent (1.25%), minus the then applicable
	Reduction Discount, if any, and (y) in the case of Loans which are Eurodollar Loans, two and one-half percent (2.50%), minus the then applicable
	Reduction Discount, if any.

1.1             SECTION    The definition of "Eligible
Inventory" as it appears in Article I of the Credit
Agreement is hereby amended by deleting the words
"liquor and other alcoholic beverages," and ", gasoline" as
they appear in such definition.
1.2
1.3             SECTION     The definition of "Fixed
Charge Coverage Ratio" as it appears in Article I of the Credit Agreement is hereby amended in its entirety to read as follows:

1.4
		"Fixed Charge Coverage Ratio" shall mean, for any fiscal period, the ratio of (i) EBITDA of the Borrowers and their respective subsidiaries for the four most recent consecutive fiscal quarters ending on or prior to the date of determination to (ii) the sum of, without duplication, (A) Interest Expense,
	(B) Capital Expenditures (excluding Capital
	Expenditures in respect of Reinvestment Assets to the extent funded with the Net Cash Proceeds of Asset Sales), (C) cash dividends paid by, or other distributions, redemptions, repurchases or retirements of capital stock of, the Borrowers and their respective subsidiaries, (D) taxes actually paid by the Borrowers and their respective subsidiaries in cash (less any tax refunds actually received by the Borrowers and their respective subsidiaries in
	cash) and (E) the aggregate of principal payments (whether regularly scheduled payments, voluntary or mandatory prepayments (excluding mandatory prepayments made by reason of any reduction of the Total Commitment and/or the Supplemental
	Availability or in connection with the sale of a store owned or leased by the Borrowers) or occurring by reason of acceleration or otherwise) of all Indebtedness (including, without limitation, Capitalized Lease Obligations, Restructuring Obligations, Indebtedness issued under the Senior Indenture and under the Senior Subordinated
	Indenture) made or scheduled to have been made by the Borrowers and their respective subsidiaries
	(other than principal payments on Loans), for such four-quarter period, in each case determined on a Consolidated basis in accordance with generally accepted accounting principles. Notwithstanding the foregoing sentence, for the fiscal quarters ending 1/1/00, 3/25/00, 6/17/00 and 9/9/00 Fixed Charge
	Coverage Ratio shall be calculated on a building 1, 2, 3 and 4 fiscal quarter basis, respectively; after 9/9/00 Fixed Charge Coverage Ratio shall be calculated in accordance with the immediately preceding sentence.

1.1             SECTION     The definition of "Reduction
Discount" as it appears in Article I of the Credit Agreement is hereby amended in its entirety to read as follows:
1.2
		"Reduction Discount" shall mean initially zero and from and after the first day of each fiscal quarter, commencing with the fiscal quarter ending January 1, 2000, immediately following the date of delivery by the Borrowers to the Agent of the financial statements with respect to the immediately preceding fiscal quarter (a "Test Period") of the Borrowers and their respective subsidiaries (the "Financials") as required under Section 6.05(b)(i) of this Agreement, together with calculations in form and substance reasonably satisfactory to the Agent supporting the calculation of the Leverage Ratio as at the end of such fiscal quarter and a written certification from the Financial Officer of Jitney Jungle to such effect, the Reduction Discount shall be as specified in clauses (i) through (vi) below, when, and for so long as, the Leverage Ratio set forth in such clause has been satisfied as at the end of the then Test Period:

			(i)     for purposes of calculating
		   the Applicable Margin and the Commitment
		   Fee, the Reduction Discount shall be zero in the event that, as of the end of the Test Period, the Leverage Ratio for the four consecutive fiscal quarters ending on the last day of such Test Period is greater than or equal to 6.00; or

			(ii)    for purposes of calculating
		   the Applicable Margin, the Reduction
		   Discount shall be .25 and for purposes of calculating the Commitment Fee, the
		   Reduction Discount shall be zero in the
		   event that, as of the end of the Test Period, the Leverage Ratio for the four consecutive fiscal quarters ending on the last day of such Test Period is greater than or equal to 5.00 but less than 6.00; or

			(iii)   for purposes of calculating
		   the Applicable Margin, the Reduction
		   Discount shall be .50 and for purposes of calculating the Commitment Fee, the
		   Reduction Discount shall be .075 in the
		   event that, as of the end of the Test Period, the Leverage Ratio for the four consecutive fiscal quarters ending on the last day of such Test Period is greater than or equal to 4.25 but less than 5.00; or

			(iv)    for purposes of calculating
		   the Applicable Margin, the Reduction
		   Discount shall be .75 and for purposes of calculating the Commitment Fee, the
		   Reduction Discount shall be .125 in the
		   event that, as of the end of the Test Period, the Leverage Ratio for the four consecutive fiscal quarters ending on the last day of such Test Period is greater than or equal to 3.75 but less than 4.25; or


			(v)     for purposes of calculating
		   the Applicable Margin, the Reduction
		   Discount shall be 1.00 and for purposes of calculating the Commitment Fee, the
		   Reduction Discount shall be .25 in the event that, as of the end of the Test Period, the Leverage Ratio for the four consecutive fiscal quarters ending on the last day of such Test Period is greater than or equal to 3.25 but less than 3.75; or

			(vi)    for purposes of calculating
		   the Applicable Margin, the Reduction
		   Discount shall be 1.25 and for purposes of calculating the Commitment Fee, the
		   Reduction Discount shall be .25 in the event that, as of the end of the Test Period the Leverage Ratio for the four consecutive fiscal quarters ending on the last day of such Test Period is less than 3.25;


	      provided, that the entire Reduction Discount, if any, at any time in effect shall be reduced to zero at all times on and after the occurrence and during the continuance of an Event of Default; and provided, further, that in the event that the Leverage Ratio on the last day of any Test Period (the "New Test
	      Period") is less than or greater than the ratio then in effect for the previous Test Period pursuant to clause (ii), (iii), (iv), (v) or (vi) above, the Reduction Discount specified in clause (ii), (iii),
	      (iv), (v) or (vi) above shall be discontinued and the Reduction Discount shall be the Reduction Discount applicable to the Leverage Ratio for such New Test Period effective as of the first day of the fiscal quarter immediately following the date of delivery by the Borrowers to the Agent of such Financials.

1.1             SECTION     The following sentence is
hereby added at the end of the definition of "EBITDA" as it appears in Article I of the Credit Agreement:
1.2
		   "For purposes of calculating EBITDA solely
	      for the Fiscal Year ending January 2, 1999 and the fiscal quarters ending March 27, 1999, June 19, 1999 and September 11, 1999 Acquisition Integration Costs shall not be deducted in computing Net Income as otherwise required by generally accepted accounting principles."

1.1             SECTION     Section 2.01(a) of the Credit
Agreement is hereby amended by adding the phrase
"minus, (4) the Alcohol and Gasoline Reserve"
immediately after the phrase "minus (3) reserves
established pursuant to Section 2.01(c) below at such time"
as it appears in such Section.
1.2
1.3             SECTION     Section 2.07(b)(i) of the Credit
Agreement is hereby amended in its entirety to read as
follows:
1.4
		   The Supplemental Availability shall be
	      permanently reduced on each of the dates set forth below by the amount set forth below opposite such date (such reduced amount being the Supplemental Availability in effect for the next succeeding calendar quarter):




Supplemental Availability
Reduction Date                                Amount
September 30, 1999                            $1,750,000
January 2, 2000                               $1,750,000
March 26, 2000                                $1,750,000
June 18, 2000                                 $1,750,000
September 10, 2000                            $2,000,000
December 31, 2000                             $2,000,000
March 25, 2001                                $2,000,000
June 17, 2001                                 $2,000,000
September 9, 2001                             $2,250,000
December 30, 2001                             $2,250,000
March 24, 2002                                $2,250,000
June 16, 2002                                 $2,250,000
September 8, 2002                             $2,750,000
December 29, 2002                             $2,750,000
March 23, 2003                                $2,750,000
June 15, 2003                                 $2,750,000
September 7, 2003                             $6,500,000
January 4, 2004                               $6,500,000


1.1             SECTION     Clause (ii) of Section 6.05(b)
of the Credit Agreement is hereby amended by deleting the
number "25" and substituting the number "30" therefor.
1.2
1.3             SECTION     Section 7.07 of the Credit
Agreement is hereby amended in its entirety to read as
follows:
1.4
			SECTION 7.07. Capital
	      Expenditures and Other Obligations. Permit the aggregate amount of payments made, without duplication, for Capital Expenditures, Capitalized Lease Obligations and Indebtedness secured by Liens permitted under Section 7.01(e) and/or
	      Section 7.01(k) hereof (excluding Capital
	      Expenditures in respect of Reinvestment Assets to the extent funded with the Net Cash Proceeds of Asset Sales), at the end of each fiscal period set forth below to be greater than:




Date of Determination                          Amount

The fiscal quarter ending March 27, 1999       $17,000,000
The two fiscal quarter period ending
June 19,1999                                   $38,000,000
The three fiscal quarter period ending
September 11, 1999                             $57,000,000
The Fiscal Year ending  January 1, 2000        $75,000,000
The fiscal quarter ending March 25, 2000       $16,500,000
The two fiscal quarter period ending
June 17, 2000                                  $33,000,000
The three fiscal quarter period ending
September 9, 2000                              $47,000,000
The Fiscal Year ending December 30, 2000       $62,000,000
Each fiscal quarter thereafter, for the four
most recent consecutive fiscal quarters of
the Borrowers and their respective
Consolidated subsidiaries                      50% of EBITDA for such period


1.1             SECTION     Section 7.09 of the Credit
Agreement is hereby amended in its entirety to read as
follows:
1.2
			SECTION 7.09. Leverage Ratio.
	      Permit the Leverage Ratio at the end of each fiscal quarter set forth below to be greater than:

Date of Determination                           Ratio
The fiscal quarter ending March 27, 1999        5.90:1.00
The fiscal quarter ending June 19, 1999         6.20:1.00
The fiscal quarter ending September 11, 1999    7.20:1.00
The fiscal quarter ending January 1, 2000       7.80:1.00
The fiscal quarter ending March 26, 2000        7.80:1.00
The fiscal quarter ending June 18, 2000         7.30:1.00
The fiscal quarter ending September 10, 2000    7.30:1.00
The fiscal quarter ending December 31, 2000     7.30:1.00
Each fiscal quarter ending
in Fiscal Year 2001 and thereafter              7.30:1.00

1.1             SECTION     Section 7.10 of the Credit
Agreement is hereby amended in its entirety to read as
follows:
1.2
			SECTION 7.10. Interest Coverage Ratio.
	      Permit the Interest Coverage Ratio at the end of each fiscal quarter set forth below to be less than:

Date of Determination                              Ratio
The fiscal quarter ending March 27, 1999           1.70:1:00
The fiscal quarter ending June 19, 1999            1.50:1.00
The fiscal quarter ending September 11, 1999       1.35:1.00
The fiscal quarter ending January 1, 2000          1.20:1.00
Each fiscal quarter ending in Fiscal Year  2000
and thereafter                                     1.20:1.00

1.1             SECTION      Section 7.11 is hereby
amended in its entirety to read as follows:

			SECTION 7.11. EBITDA.  Permit EBITDA
	      at the end of each fiscal quarter for the four most recent consecutive fiscal quarters ending on or prior to the date of determination to be less than the following amounts; provided, however, beginning with the end of the fiscal quarter starting immediately after the consummation of the sale of any supermarket owned or leased by any of the Borrowers or the opening or acquisition of any supermarket by any of the Borrowers, the amount of EBITDA appearing opposite such fiscal quarter below and for each fiscal quarter thereafter, shall in the case of a sale of a supermarket be reduced, or in the case of the opening or acquisition of a supermarket, increased, by an amount equal to the EBITDA for such supermarket, on a dollar for dollar basis, as set forth in financial projections (and in the case of a sale of a supermarket, the historical EBITDA of such supermarket) to be provided by the Borrowers to the Agent, all in a manner acceptable to the Agent in its sole discretion:


Date of Determination                                     Amount

The fiscal quarter ending September 11, 1999              $95,000,000
The fiscal quarter ending January 1, 2000                 $88,000,000
The fiscal quarter ending March 26, 2000                  $90,000,000
The fiscal quarter ending June 18, 2000                   $95,000,000
The fiscal quarter ending September 10, 2000              $96,000,000
The fiscal quarter ending December 31, 2000               $93,000,000
Each fiscal quarter ending in Fiscal Year 2001 and
thereafter                                                $93,000,000

1       SECTION ADDITIONAL AGREEMENTS
2
2.1             SECTION     (a) The Borrowers, the
Guarantors and the Lenders hereby agree that notwithstanding any other provision contained in the Credit Agreement, immediately upon the receipt by the Borrowers of Cash Proceeds from the sale of any supermarket owned or leased by any of the Borrowers (i) 100% of the Net Cash Proceeds (including Net Cash Proceeds received from the sale of inventory in connection with the sale of such supermarket) of any such Asset Sale shall be applied to repay Loans in accordance with Section 2.09(f) of the Credit Agreement, (ii) the Total Commitment shall be permanently reduced by an amount equal to 50% of the aggregate of the cash proceeds and value of non-cash proceeds (including proceeds received from the sale of inventory in connection with the sale of such supermarket) from any such Asset Sale (with any non-cash proceeds being valued for purposes of this clause (ii) at the value therefor set forth in a fairness opinion from an investment bank acceptable to the Agent, which opinion shall be delivered to the Agent at the time of such Asset Sale) and
(iii) Supplemental Availability shall immediately be reduced by an amount equal to 12.5% of the aggregate of the cash proceeds and value of non-cash proceeds
(excluding any proceeds received from the sale of inventory in connection with the sale of such supermarket) from any such Asset Sale (with any non-cash proceeds being valued for purposes of this clause (iii) at the value therefor set forth in a fairness opinion from an investment bank acceptable to the Agent, which opinion shall be delivered to the Agent at the time of such Asset Sale). Nothing contained in this paragraph 3.1(a) shall constitute a consent by any Lender to any sale of a supermarket.

		(b)     Notwithstanding any other provision
contained in the Credit Agreement, the Lenders hereby consent to the sale of any supermarket owned or leased by any of the Borrowers (including any inventory related to such supermarket) provided that (i) the purchase price and terms for such sale represents the fair market value of the supermarket so sold and the Borrowers cause a fairness opinion (from an investment bank acceptable to the Agent) to the same effect to be delivered to the Agent prior to such sale, (ii) the entire purchase price for such sale is payable in cash upon the consummation of such sale and (iii) both before and after giving effect to such sale no Default or Event of Default has occurred and is continuing under the Credit Agreement.

		(c)     Paragraphs (a) and (b) of this Section
3.1 shall not apply to the sale of any supermarket owned or leased by any of the Borrowers if such sale would cause the aggregate proceeds (whether in cash or in other property) received by the Borrowers in connection with the sale of supermarkets owned or leased by any of the Borrowers from the date hereof through the Facility Termination Date to exceed $75,000,000. For purposes of this paragraph (c) the amount of any non-cash proceeds received by the Borrowers in connection with the sale of any supermarket owned or leased by any of the Borrowers shall be determined by a fairness opinion from an investment bank acceptable to the Agent, which opinion shall be delivered to the Agent at the time of any such Asset Sale.

1.1             SECTION     Without limiting Section 3.03
of the Credit Agreement, the Borrowers and the Guarantors agree that in the event the AGC Agent shall deliver to the Agent a notice pursuant to Section 2(e)(iv) of the Intercreditor Agreement with respect to any real property, the Borrowers and the Guarantors shall cause to be executed and delivered to the Agent by the relevant
Borrower or Guarantor and recorded in the appropriate land records with all relevant recording or similar taxes therefor paid in full a Mortgage (in form and substance satisfactory to the Agent) with respect to such real property (such recordation to be completed no later than 25 days after such notice is given by the AGC Agent to the Agent, with the failure to timely comply with this sentence constituting an Event of Default).
1.2
1.3             SECTION     The Borrowers hereby agree to
deliver, or cause to be delivered, to the Agent any report delivered by Policano & Manzo (or any successor or replacement thereof), as accounting specialist to the Borrowers, to the AGC Agent, the Borrowers or any other Person upon such delivery.

1       SECTION WAIVER
2
		Upon the fulfillment of all of the conditions set forth in Section 5 herein the following waivers shall become effective:

1.1             SECTION     For purposes of Section 7.08
of the Credit Agreement, the Agent and the Lenders hereby
waive the requirement that the average daily Undrawn
Availability for the fiscal months ending June 19, 1999 and
July 17, 1999 remain above $15,000,000.
1.2
1.3             SECTION     The Agent and the Lenders
hereby waive compliance with Sections 7.01 and 7.03 of the Credit Agreement solely as they pertain to the Additional Facility and the Second Lien.

1               SECTION CONDITIONS PRECEDENT
2
		This Amendment and the agreements and
waivers contained in Sections 3 and 4 herein shall become effective on such date as the following conditions have been satisfied in full or waived by the Agent in writing:

1.1             SECTION     The Agent shall have received
in form and substance satisfactory to the Agent and its
counsel:
1.2
			(a)     Evidence that the Additional
		Facility and all documents in connection therewith have been executed and are in full force and effect.

			(b)     A certificate signed by a
		Financial Officer of each Borrower and Guarantor, that (i) the representations and warranties made in this Amendment are true and correct, both immediately prior to and after giving effect to the transactions contemplated herein, and (ii) there exists no unwaived Default or Event of Default both immediately prior to and after giving effect to the transactions contemplated herein.

			(c)     Counterparts of this
		Amendment executed by each Borrower, each Guarantor, each Grantor and each Lender shall have been delivered to the Agent.

			(d)     Evidence that this
		Amendment and the transactions contemplated herein shall not violate or contravene any credit agreement, indenture or other agreement to which any Borrower, Guarantor or Grantor is a party.

			(e)     An opinion of Butler, Snow,
		O'Mara, Stevens & Cannada, PLLC, addressed to the Agent and the Lenders, as to the non-contravention of the Additional Facility and the Second Lien with the Credit Agreement, any other credit agreement, indenture or other agreement to which any Borrower, Guarantor or Grantor is a party.

			(f)     A fully executed copy of the
		Intercreditor Agreement, dated the date hereof between the Agent and AGC Agent on terms and conditions satisfactory to the Agent in its sole discretion.

			(g)     The Agent shall have
		received, for the benefit of the Lenders, an amendment fee of $608,625.

			(h)     Such other approvals,
		opinions or documents as the Agent may reasonably request.

1.1             SECTION     All representations and
warranties contained in this Amendment or otherwise made
in writing to the Agent in connection herewith shall be true and correct in all material respects.
1.2
1.3             SECTION     No unwaived Default or Event
of Default has occurred and is continuing.
1.4
1.5             SECTION     Kaye, Scholer, Fierman, Hays
& Handler, LLP, counsel to the Agent, shall have received payment in full for all legal fees charged, and all costs and expenses incurred, by such counsel in connection with the transactions contemplated under this Amendment and the other Loan Documents and instruments in connection herewith and therewith.

1       SECTION CONTINUATION OF ADDITIONAL FACILITY
2
2.1             SECTION     The Borrowers and the
Guarantors hereby agree that they shall not terminate or reduce the Additional Facility before the earlier to occur of
(x) the Termination Date and (y) July 26, 2004, and that failure to comply with this provision shall constitute an Event of Default.

1       SECTION INTERCREDITOR AGREEMENT
2
2.1             SECTION     The Lenders hereby authorize
the Agent to execute and deliver the Intercreditor
Agreement.

1       SECTION MISCELLANEOUS
2
2.1             SECTION     Each of the Borrowers and
each Guarantor reaffirms and restates the representations and warranties set forth in Article IV of the Credit Agreement, as amended by this Amendment, and all such representations and warranties shall be true and correct on the date hereof with the same force and effect as if made on such date (except insofar as such representation and warranties relate expressly to an earlier date). Each of the Borrowers and each Guarantor represents and warrants
(which representations and warranties shall survive the execution and delivery hereof) to the Agent that:

	(a) It has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Amendment and has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment;

	(a) No consent of any other person (including, without limitation, shareholders or creditors of any Borrower or a Guarantor), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Amendment;


	(a)             This Amendment and the other
	instruments and documents contemplated hereby have been duly executed and delivered by a duly authorized officer on behalf of such party, and constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and the exercise of judicial discretion in accordance with general principles of equity; and


	(a)             The execution, delivery and
	performance of this Amendment and the other instruments and documents contemplated hereby will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under any contractual obligation of such party.

1.1             SECTION     Except as expressly set forth
herein nothing herein shall be deemed to be a waiver of any
covenant or agreement contained in the Credit Agreement,
and each Borrower and each Guarantor hereby agrees that
all of the covenants and agreements contained in the Credit
Agreement and the other Loan Documents are hereby
ratified and confirmed in all respects and shall remain in
full force and effect in accordance with their respective
terms.
1.2
1.3             SECTION     All references to the Credit
Agreement in the Credit Agreement or any other Loan
Document and the other documents and instruments
delivered pursuant to or in connection therewith shall mean
such Agreement as amended hereby and as each may in the
future be amended, restated, supplemented or modified
from time to time.
1.4
1.5             SECTION     This Amendment may be
executed by the parties hereto individually or in
combination, in one or more counterparts, each of which
shall be an original and all of which shall constitute one
and the same agreement.
1.6
1.7             SECTION     Delivery of an executed
counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart.

1.1             SECTION     This Amendment shall be
governed by, and construed and interpreted in accordance with, the laws of the State of New York.
1.2
1.3             SECTION     The parties hereto shall, at any
time and from time to time following the execution of this Amendment, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Amendment.

	      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


		IN WITNESS WHEREOF, the parties have
caused this Amendment to be executed by their respective officers thereunto duly authorized, as to the date first above written.

				 JITNEY-JUNGLE STORES OF AMERICA, INC.,
				 as Borrower and as Guarantor



				 By________________________________
				   Name:
				   Title:


				 SOUTHERN JITNEY JUNGLE COMPANY,
				 as Borrower and as Guarantor



				 By________________________________
				   Name:
				   Title:



				 McCARTY- HOLMAN CO., INC.,
				 as Borrower and as Guarantor



				 By_________________________________
				   Name:
				   Title:


				 JITNEY-JUNGLE BAKERY, INC.,
				 as Borrower and as Guarantor



				 By_________________________________
				   Name:
				   Title:



				 PUMP AND SAVE, INC.,
				 as Borrower and as Guarantor



				 By_________________________________
				   Name:
				   Title:



				 INTERSTATE JITNEY JUNGLE STORES, INC.,
				 as Borrower and as Guarantor



				 By_________________________________
				    Name:
				    Title:



				 DELCHAMPS, INC.,
				 as Borrower and as Guarantor



				 By_________________________________
				   Name:
				   Title:



				 JJ CONSTRUCTION CORP.,
				 as Guarantor



				 By_________________________________
				   Name:
				   Title:




				 SUPERMARKET CIGARETTE SALES, INC.,
				 as Guarantor



				 By_________________________________
				   Name:
				   Title:


				 FLEET CAPITAL CORPORATION,
				 as Agent



				 By_________________________________
				   Name:
				   Title:


				 FLEET CAPITAL CORPORATION,
				 as Lender



				 By_________________________________
				   Name:
				   Title:



				 PNC BANK, NATIONAL ASSOCIATION,
				 as Lender



				 By_________________________________
				   Name:
				   Title:



				 HELLER FINANCIAL INC.,
				 as Lender



				 By_________________________________
				   Name:
				   Title:



				 IBJ WHITEHALL BUSINESS CREDIT CORP.,
				 as Lender



				 By_________________________________
				   Name:
				   Title:




				 NATIONAL BANK OF CANADA,
				 a Canadian Chartered Bank,
				 as Lender



				 By_________________________________
				   Name:
				   Title:


				 NATIONAL CITY BANK,
				 as Lender



				 By_________________________________
				   Name:
				   Title:


				 DEUTSCHE FINANCIAL SERVICES CORPORATION, as Lender



				 By__________________________________
				   Name:
				   Title:


				 FLEET BANK, N.A.,
				 as a Letter of Credit Issuer



				 By__________________________________
				   Name:
				   Title:

			     Exhibit A

						     SCHEDULE 2.01





				  Commitments

Lender                                                Commitment
Fleet Capital Corporation                            $46,210,720.90
60 East 42nd Street
New York, New York  10017
Attention:      Mr. Thomas Maiale
Tel #:  (212) 885-8826
Fax #: (212) 885-8808

Heller Financial, Inc.                               $32,347,504.62
150 East 42nd Street, 7th Floor
New York, New York  10017
Attention:      Mr. Tom Bukowski
Tel #:  (212) 880-7169
Fax #: (212) 880-7002

PNC Bank, National Association                       $16,266,173.75
2 PNC Plaza 18th Floor
620 Liberty Avenue
Pittsburgh, PA 15222
Attention: Mr. Richard Muse
Tel #: (412) 762-4471
Fax #: (412) 768-4369

IBJ Whitehall Business Credit Corp.                  $14,232,902.03
One State Street
New York, New York  10004
Attention:      Mr. Andrew Sepe
Tel #:  (212) 858-2497
Fax #:  (212) 858-2151

National Bank of Canada,                            $13,216,266.17
 a Canadian Chartered Bank
165 Madison Avenue, Suite 1610
Memphis, Tennessee 38103
Attention:      Mr. Jim Norvell
Tel #:  (901) 578-3303
Fax #: (901) 525-2914


Deutsche Financial Services                         $18,484,288.35
 Corporation
3225 Cumberland Boulevard Suite 700
Atlanta, GA 30339
Attention:      Mr. Stephan Metts
Tel #:  (770) 541-5719
Fax #:  (770) 933-8571

National City Bank                                   $9,242,144.18
1900 East Ninth Street
Cleveland, Ohio  44114
Attention:      Mr. Joseph D. Robison
Tel #:  (216) 575-9254
Fax #:  (216) 222-0003

Total Commitment                                     $150,000,000
